EXHIBIT 99.333

Energy Infrastructure Services (EIS) Dallas 9/13/2000

History Ken divided energy practice into three main areas Customer Care iQOM Energy Infrastructure Services (EIS) Ken entrusted Dariush to lead the EIS EIS as an identifiable practice should start come into existence later in 2000

Business Elements Design new energy markets Design, develop, integrate, implement and operate business and related IT systems Specific markets to include new RTOs, new market entities in Europe/Asia, and existing electric utilities

Existing Business CalPX: design, develop, integrate & operate SCE: design, develop, integrate MISO: integrate NERC: integrate and operate

Business Growth Objective Annual revenues to reach $50M in 5 years - 24% growth per year Consulting/design new energy markets including business processes, IT Systems and Applications - $8M Integrate and Implement IT Systems and Applications - $17M Operate Business and IT Systems - $25M

Potential New Business Areas RTOs across USA under FERC decree ARTO Southern Company GridSouth? Others? Marketplaces forming in the wake of RTOs MIMO NEPX Alberta

Potential New Business Areas Forced Restructuring in Europe Germany Switzerland Bora Bora? Others? Emerging trends in Asia China Other?